Exhibit 10.1

YOSHIHARU GLOBAL CO.

SUBSCRIBER: CSTCompany German GmbH

RE: Securities Subscription Agreement

To whom it may concern:

This agreement (the “Agreement”) is entered into effective April 9, 2025 by and between Yoshiharu Global Co., a Delaware corporation (the “Company”) and CSTCompany German GmbH (the “Subscriber”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase $580,000 worth of warrants (the “Warrants”) which are exercisable for 232,000 shares of the Company’s Class A common stock $0.0001 par value per share (the “Common Stock”), as described in the warrant agreement set forth as Exhibit A attached hereto (the “Warrant Agreement”)..

1. Purchase of Securities.

1.1. Purchase of Shares. For the sum of $580,000, or $2.50 per each Warrant to purchase one (1) share of Common Stock by the payment by on the date of execution of this Agreement by wire of immediate funds to an account designed by the Company, the Company hereby agrees to issue 232,000 Warrants to the Subscriber, and the Subscriber hereby purchases the Warrants from the Company on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall deliver the executed Warrant Agreement to the Subscriber.

2. Deliveries.

2.1. Subscriber’s Deliveries. On or prior to the date first written above, Subscriber shall deliver or cause to be delivered to the Company a duly executed copy of the investor questionnaire, attached hereto as Exhibit A to this Agreement (the “Investor Questionnaire”). In addition, on or prior to the date hereof, Subscriber has paid the Purchase Price as provided in Section 1.1.

3. Representations, Warranties and Agreements.

3.1. Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Warrants to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

3.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Warrants.

3.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

3.1.3. Organization and Authority. The Subscriber is a natural person or an entity who (or which) possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Subscriber, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.1.4. Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Warrants and the shares underlying the warrants and (ii) able to bear the economic risk of its investment in the Warrants for an indefinite period of time because neither the Warrants nor the underlying shares have been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Warrant is exercised and the shares underlying the Warrants are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Warrants and to afford a complete loss of Subscriber’s investment in the Warrants.

3.1.5. Access to Information; Independent Investigation; No Conflicts. Subscriber acknowledges that, prior to executing this Agreement, Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business, and prospects of the Company. Subscriber has also had the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to provide any information or make any representations other than those furnished pursuant to this paragraph, and Subscriber has not relied on any other representations or information, whether written or oral, relating to the Company, its operations, and/or its prospects.

Furthermore, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein do not violate, conflict with, or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture, or instrument to which the Company is a party, or (iii) any law, statute, rule, or regulation to which the Company is subject, or any agreement, order, judgment, or decree to which the Company is subject.

3.1.6. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby may be made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

3.1.7. Investment Purposes. The Subscriber is purchasing the Warrants solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.1.8. Restrictions on Transfer. Subscriber understands the Warrants are being offered and sold in a transaction not involving a public offering within the meaning of the Securities Act (including, without limitation, Section 4(a)(2) and/or Regulation 506(b)). Subscriber understands the Warrants and the underlying shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Warrants and underlying shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Warrants or the shares underlying the Warrants, such Warrants and underlying shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Warrants, underlying shares, or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Warrants or underlying shares.

3.1.9. No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

3.2. Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Warrants, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

3.2.1. Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2

3.2.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrants, and upon exercise, the underlying shares, will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Warrants (and underlying shares) may be subject which have been notified to the Subscriber in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.2.3. No Adverse Actions. There are no material actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

4. Covenants.

4.1. Subscriber’s Covenants. To induce the Company to issue the Warrants to the Subscriber, the Subscriber hereby covenants and agrees with the Company as follows:

4.1.1. Accredited Investor Verification. Subscriber shall deliver to Company a letter from its legal counsel verifying its status as an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and such letter to be made in a form acceptable to Company and its counsel. If the Subscriber is a legal entity, it must qualify as an institutional accredited investor under Rule 501(a) of Regulation D, and shall provide necessary documentation. Alternatively, the Company may accept the completion and submission of Exhibit B (Investor Questionnaire) attached to this Agreement as sufficient verification of the Subscriber’s accredited investor status, provided that all responses therein are true, accurate, and complete to the best knowledge of the Subscriber.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Warrant or the underlying shares unless, prior thereto (a) he/she/it has received prior written consent of the Company, (b) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the shares underlying the Warrants proposed to be transferred shall then be effective or (c) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Restrictive Legends. Any certificates representing the Warrants or the underlying shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

5.3. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any shares or into which such shares thereby become convertible shall immediately be subject to this Section 6 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of shares subject to this Section 5 and Section 3.

3

5.5. Registration Rights. Subscriber acknowledges that the shares underlying the Warrants are not registered and will become freely tradable only after certain conditions are met.

5.6 Mandatory Registration. The Company shall, within thirty (30) calendar days from the date of its filing of the annual report on Form 10-K with the SEC, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations, so as to permit the resale of such Registrable Securities by the Subscriber

5.7. General Solicitation. Subscriber and Company acknowledge that this offering does not allow, contemplate nor was made pursuant to a general solicitation or advertising under the meaning of Rule 506(b) of Regulation D under the Securities Act.

6. Other Agreements.

6.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, and (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.15. Construction. The parties agree that this Agreement is the product of negotiations between sophisticated persons, both of whom were (or had the opportunity to be) represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Additional Provisions

7.1 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

5

7.2. SEC Registration Deadline and Delay Notification. The Company shall submit an SEC registration application within thirty (30) calendar days following the filing of the Company’s annual report on Form 10-K with the SEC for the fiscal year ending December 31, 2024. If the Company fails to file the registration by this deadline, it shall provide written notice to the Subscriber within five (5) business days, detailing the reason for the delay and the expected timeline for submission.

7.3. Investor Rights in Case of SEC Registration Failure or Delay. In the event that (i) the Company fails to submit the registration application within the timeline specified in Section 7.2, or if the registration is ultimately denied, withdrawn, or not declared effective by the SEC within 120 days from the filing date or (ii) the Company fails to obtain the Requisite Stockholder Approval (as defined in the Warrant Agreement) within 75 days from the date hereof, the Subscriber shall have the sole discretion to either:

7.3.1. with respect to Section 7.3(i) only, require the Company to assist the Subscriber in filing for an exemption under Rule 144 or other applicable SEC regulations to remove transfer restrictions, or, if such exemption is unavailable, demand the Company to repurchase the Shares at the original purchase price ($580,000); or

7.3.2. demand a full refund of the Subscription Amount ($580,000), subject to the Company’s financial capability as verified by an independent audit conducted within 15 days of the demand.

7.4. Interest on Delayed Refund. The Company shall be obligated to process and complete the refund within thirty (30) calendar days from the date the Subscriber exercises the right under Section 7.3.2. If the Company fails to remit the refund within this period, the outstanding amount shall accrue interest at an annual rate of eight percent (8%) until fully paid.

[Signature Page Follows]

6

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

YOSHIHARU GLOBAL, CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer

 Notice Address: ______________________________

Accepted and agreed as of the date first written above.

CSTCompany German GmbH

/s/ Jung Jae Yeon
Signature

Jung Jae Yeon, Representative
Print Name, Title

Notice Address:

7